EXECUTIVE MANAGEMENT CONTACT

Employment Agreement dated as of the 13th day of March 2007 between Moventis Capital, Inc., Suite 304, 1959 – 152nd Street, White Rock, BC V4A 6P7  (the “Corporation”) and Tom Gill  (the “Executive”).

RECITALS

In consideration of the mutual covenants and agreements contained in this Agreement (the receipt and adequacy of which are acknowledged), the parties agree as follows.

ARTICLE 1 – DEFINITIONS

Section 1.1  Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Business” means any business conducted by the Corporation after the date of this Agreement up to the termination of the Executive’s employment; and any business that the Corporation is in the process of developing at the time the Executive’s employment is terminated.

“Cause” means:

(a)

the inability of the Executive to perform his duties due to a legal impediment such as an injunction, restraining order or other type of judicial judgment, decree or order entered against the Executive;

(b)

a breach by the Executive of any of the restrictions or covenants contained in Articles 5, 6, 7 and 8 of this Agreement;

(c)

(i) the failure of the Executive to follow the Corporation’s reasonable instructions with respect to the performance of his duties, or (ii) any material breach by the Executive of his obligations under any code of ethics, code of business conduct or lawful policy or procedure of the Corporation , notice of which failure or breach has been given to the Executive and the Executive has failed to correct the failure or breach within 30 days of such notice ;

(d)

excessive absenteeism continuing after due notice has been given to the Executive , flagrant neglect of duties, serious misconduct, or conviction of an indictable criminal offence ; or

(e)

any act or omission of the Executive which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee.

“Confidential Information” means all information owned, possessed or controlled by the Corporation and/or its affiliates including, without limitation, all information related to developments, inventions, enhancements, financial, scientific, technical, manufacturing, process know-how and marketing information and all names of or lists of customers and suppliers howsoever received by the Executive from, through or relating to the Corporation and/or its affiliates and in whatever form (whether oral, written, machine readable or otherwise), which pertains to the Corporation and/or its affiliates; provided, however, that the phrase “Confidential Information” shall not include information which:

(a)

was in the public domain prior to the date of receipt by the Executive;

(b)

is properly within the legitimate possession of the Executive prior to its disclosure hereunder, and without any obligation of confidence attaching thereto;

(c)

becomes part of the public domain by publication or otherwise, not due to an unauthorized act or omission of the Executive;

(d)

after disclosure, is lawfully received by the Executive from another Entity who  ~~Is~~  is  lawfully in possession of such Confidential Information and such other Entity was not restricted from disclosing the said information to the Executive;

(e)

is approved, in writing, by the Corporation for disclosure prior to its actual disclosure; or

(f)

the Executive is required by law to disclose, provided that, unless prohibited by law, the Executive first notifies the Corporation at the first reasonable opportunity that he is required to disclose such Confidential Information.

“Customer” means any Entity who, during the course of employment or in the event of termination of employment, in the twelve (12) months preceding the date of termination of the Executive’s employment hereunder for any reason, has (i) purchased or licensed from the Corporation (with the Executive’s knowledge) any product or service produced, supplied, sold, licensed or distributed by the Corporation or the Seller or, (ii) supplied to the Corporation (with the Executive’s knowledge) any product to be produced, sold, licensed or distributed by the Corporation.

“Development” means any discovery, invention, design, improvement, concept, specification, creation, development, treatment, computer program, method, process, apparatus, specimen, formula, formulation, product, hardware or firmware, any drawing, report, memorandum, article, letter, notebook and any other work of authorship and ideas (whether or not patentable or copyrightable) and legally recognized proprietary rights (including, but not limited to, patents, copyrights, trademarks, topographies, know-how and trade secrets), and all records and copies of records relating to the foregoing, that:

(a)

result or derive from the Executive’s employment or from the Executive’s knowledge or use of Confidential Information;

(b)

are conceived or made by the Executive (individually or in collaboration with others) in the course of his employment;

(c)

result from or derive from the use or application of the resources of the Corporation; or

(d)

relate to the business operations of actual or demonstrably anticipated research and development by the Corporation.

“Effective Date” means March 1, 2007.

“Entity” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and related pronouns have a similarly extended meaning.

“Intellectual Property Rights” means all worldwide intellectual and industrial property rights in connection with the Developments including, without limitation:

(a)

patents, inventions, discoveries and improvements;

(b)

ideas, whether patentable or not;

(c)

copyrights;

(d)

trademarks;

(e)

trade secrets;

(f)

industrial and artistic designs; and

(g)

proprietary, possessory and ownership rights and interests of all kinds whatsoever; including, without limitation, the right to apply for registration or protection of any of the foregoing.

“Prospective Customers” means any Entity who, during the course of employment or in the event of termination of employment, in the twelve (12) months preceding the date of termination was:  (i) solicited by the Executive on behalf of the Corporation for any purpose relating to the Business; or (ii) solicited by the Corporation with the Executive’s knowledge for any purpose relating to the Business.

“Territory” means the geographical service area in which the Corporation and its affiliates have engaged or will engage during the term of employment hereunder ..

ARTICLE 2 - EMPLOYMENT

Section 2.1

Position

On the terms and subject to the conditions hereinafter contained, the Executive shall be employed by the Corporation as Chief Financial Officer and Corporate Secretary, to be based in greater Vancouver, B.C., Canada.

Section 2.2

Duties of Employment

The Executive shall report to and be subject to the general direction of the Chief Executive Officer of the Corporation and shall have such duties and responsibilities as are delegated to him thereby and fulfill the duties and responsibilities and exercise the powers that are normally performed, fulfilled or exercised by an executive in this capacity of a publicly-traded company, subject to applicable laws.

The Executive will be appointed to the Board of Directors of the Corporation and to the Board of Directors of PTL Electronics, Ltd.

Section 2.3

Full and Faithful Service

The Executive shall well and faithfully serve the Corporation and use his best efforts to promote the interests of the Corporation and during the term of this Agreement the Executive shall devote his full time and energy to the Corporation and shall not, render services to any Entity, other than services with regard to charitable or community service organizations, provided the charitable, community or other activities do not interfere with Executive’s duties hereunder. The Executive further acknowledges that he will comply with (i) the lawful policies and procedures established by the Corporation, from time to time, including any code of ethics or business conduct adopted by the Corporation (including any future revisions of such policies, procedures or other codes of business conduct), and (ii) all applicable laws, rules and regulations, and all requirements of all applicable regulatory, self-regulatory and administrative bodies.

Section 2.4

Term

This Agreement shall be effective from March 1, 2007 until terminated in accordance with Article 4 hereof (the “Term”).

ARTICLE 3  – REMUNERATION AND BENEFITS

Section 3.1

Base Salary

The Corporation shall pay to the Executive a minimum salary (the “Base Salary”) at the rate of $100,000 USD per annum for the Term of this Agreement.

The Base Salary will be reviewed at the end of each fiscal year ending June 30, and increased relative to the Corporation’s annual revenue. The Base Salary shall be calculated at the Square root of the number (calculated to one decimal point) of $10MM's in revenue multiplied by $70,000.

For fiscal year 2008, commencing July 1, 2007, the Base Salary shall be calculated by annualizing the revenue for fiscal period Q4’07 (ending June 30, 2007). For greater clarification, Q4’07 revenue multiplied by 4 will be used to determine the Base Salary for FY2008.

Section 3.2

Annual Performance Bonus

The Executive will be paid, no later than 30 days after each fiscal year end, an Annual Performance Bonus based on the annual Earnings Before Interest, Taxes and Depreciation (“EBITDA”) of the Corporation in accordance with US GAAP. Provided the Corporation earns a minimum EBITDA of $1 million, the Annual Performance Bonus shall be calculated by dividing the EBITDA by $1million and taking the square root of that number and multiplying it by $70,000.

Section 3.3    Merger and Acquisition Bonus (“M&A Bonus”)

The Executive shall be paid an M&A Bonus based on Acquisitions completed by the Corporation or any of its affiliates ..  The M&A Bonus shall be calculated at a rate of .4 % of the value of the Acquisition. For greater clarification, if the Company completes an Acquisition in the amount of US$10MM, the M&A Bonus shall be $40,000.  The M&A Bonus shall be paid immediately after closing of each Acquisition.

Section 3.4  Stock Options

The Executive shall be granted 550,000 stock options (“Options”) in accordance with the Corporation’s Incentive Stock Option Plan at an exercise price of $.55 per Share.  The Options shall have a 5-year Term and vest at the following rate:

▪

200,000 on the first anniversary of the Effective Date of this Agreement.

▪

175,000 on the second anniversary of the Effective Date of this Agreement.

▪

175,000 on the third anniversary of the Effective Date of this Agreement.

Section 3.5

Health and Insurance Benefits

The Executive shall be entitled to participate in the Corporation’s health and dental plan at the executive level, as the Corporation has in effect from time to time.

Section 3.6

Expenses

The Corporation will pay or reimburse the Executive for all reasonable traveling and other out-of-pocket expenses incurred by the Executive in connection with his employment hereunder in accordance with the policies of the Corporation in effect from time to time.

Section 3.7

Vacation

During each full calendar year of this Agreement, the Executive will be entitled to four weeks vacation with pay to be taken at a time(s) mutually agreeable to the Executive and the Corporation.  The Executive will be allowed to carry forward any unused vacation time into the next year to the extent same is permitted by the policies of the Corporation as in effect from time to time.

ARTICLE 4- TERMINATION

Section 4.1

Termination by the Corporation

This Agreement and the employment contemplated hereunder may (and in the case of Subsection 4.1(c), shall) be terminated, at any time, in the following manner and in the following circumstances:

(a)

by the Executive, by providing two (2) months written notice of resignation to the Corporation (the “Notice of Resignation Period”), in which case this Agreement and the Executive’s employment shall terminate at the end of the Notice of Resignation Period.  The Corporation may waive the Notice of Resignation Period, in whole or in part;

(b)

by the Corporation, for Cause, in which case this Agreement and the Executive’s employment shall terminate immediately upon receipt of a written notice by the Executive from the Corporation setting out the cause for termination;

(c)

automatically without further notice, upon the death of the Executive, in which case the Executive’s employment and this Agreement shall terminate on the date of the Executive’s death;

(d)

by the Corporation, without Cause and other than for the circumstances in Subsection 4.1(b) or (c), in which case this Agreement and the Executive’s employment shall terminate immediately upon receipt by the Executive of a written notice of termination from the Corporation.

Section 4.2

Payment upon Termination

In the event the Executive’s employment is terminated pursuant to Section 4.1, the Executive shall only be entitled to the following compensation and benefits upon termination:

(a)

Should this Agreement be terminated pursuant to Subsection 4.1(a) or (b), the Executive shall only be entitled to payment of the Executive’s Base Salary earned up to the date of termination plus an amount equal to the sum of: (i) the value of the pro-rated vacation leave with pay for that portion of the calendar year in which the employment of the Executive hereunder is terminated that the Executive was actively employed and any vacation from previous years carried forward in accordance with Section 3.6 of this Agreement, to the extent the Executive’s accrued vacation entitlement has not been used by him at the time of termination; and (ii) any accrued but unpaid business expenses at the date of termination required to be reimbursed under Section 3.5 of this Agreement;

(b)

Should the Corporation waive the Notice of Resignation Period, in whole or in part, pursuant to Subsection 4.1(a), the Executive shall only be entitled to (i) payment of the Executive’s Base Salary for the period from the effective date of the waiver of the Notice of Resignation Period to the end of the Notice of Resignation Period; (ii) continued health and welfare insurance benefits coverage in which the Executive was participating at the effective date of the waiver of the Notice of Resignation Period for the period ending the last day of the Notice of Resignation Period; (iii) the value of the pro-rated vacation leave with pay for that portion of the calendar year up to the end of the Notice of Resignation Period and any vacation from previous years carried forward in accordance with Section 3.6 of this Agreement, to the extent the Executive’s accrued vacation entitlement has not been used by him at the time of resignation; and (iv) any accrued but unpaid business expenses at the effective date of the waiver of the Notice of Resignation Period required to be reimbursed under Section 3.5 of this Agreement; and (v) any accrued bonuses earned during the period;

(c)

should this Agreement be terminated pursuant to Subsection 4.1(c), the Executive shall only be entitled to (i) payment of the Executive’s Base Salary earned up to the date of termination, (ii) a Prorated Performance Bonus for that portion of the year in which the Executive was actively employed, (iii) any accrued but unpaid expenses at the date of termination required to be reimbursed under Section 3.5 of this Agreement, and (iv) the value of the pro-rated vacation leave with pay for that portion of the calendar year in which the employment of the Executive hereunder is terminated that the Executive was actively employed and any vacation from previous years carried forward in accordance with Section 3.6 of this Agreement, to the extent the Executive’s accrued vacation entitlement has not been used by him at the time of termination, and (v) any other amounts to which the Executive may be entitled under the terms of the Corporation’s employee benefit plans.

(d)

Should the Agreement be terminated pursuant to Subsection 4.1(d), the Corporation’s only obligations shall be to:

(i)

pay to the Executive (v) any accrued but unpaid Base Salary for services rendered to the date of termination, (w) a prorated of all Bonuses for that portion of the year in which the Executive was actively employed (excluding the Notice Period); (x) any accrued but unpaid expenses at the date of termination required to be reimbursed under Section 3.5 of this Agreement, (y) the value of the pro-rated vacation leave with pay for that portion of the calendar year in which the employment of the Executive hereunder is terminated that the Executive was actively employed and any vacation from previous years carried forward in accordance with Section 3.6 of this Agreement, to the extent the Executive’s accrued vacation entitlement has not been used by him at the time of termination, and (z) any other amounts to which the Executive may be entitled under the terms of the Corporation’s employee benefit plans ;

(ii)

  pay to the Executive an amount equal to his Base Salary for a six (6) month period (the “Notice Period”) by way of salary continuance on the Corporation’s regular payday and in accordance with its payroll practices at the date of termination, provided the Notice Period does not exceed the term of employment with the Corporation.  The Notice Period shall be increased by one and half additional months after each anniversary date up to a maximum of 18 months;

(iii)

  reimburse the Executive for the cost of continuation coverage under the group health plan in which the Executive was participating at the date of termination, until the earlier of (x) the end of the Notice Period; or (y) the date the Executive becomes covered under the benefit plans of another employer; and

(iv)

   continue the vesting and exercisability of the Executive’s outstanding stock options during the Notice Period (but not later than the expiration of the option term as set forth in the applicable award agreement).

Section 4.3  Change of Control

(a)

In this part: “Control Change” means the occurrence of any of the following events:

(i)

a change in the holding, direct or indirect, of shares of the Corporation, which results in a person, or an associated or affiliated group of persons, or persons acting jointly or in concert, who does or do not have effective control of the Corporation on the effective date of this Agreement, being placed in a position to exercise effective control of the Corporation. For the purpose, a person or an associated or affiliated group of persons will be deemed to exercise effective controlof the Corporation if their shareholdings would entitle them to cast fifty percent (50%) or more of the votes attaching to all shares of the Corporation;

(b)

“Event of Termination” means the occurrence of any of the following events after a Control Change, without the Executives’s written consent:

(i)

a change (other than a change that is clearly and exclusively consistent with a promotion) in the Executives’ position, duties, responsibilities, reporting relationship(s), or title in effect immediately prior to the Control Change;

(ii)

a failure by the Corporation to increase the Executive’s Salary, benefits, vacation, or other form of remuration in a manner consistent (both as to frequency and as to percentage increase) with increases granted generally to the Corporation’s other management personnel;

(iii)

a decrease in the Executive’s Salary, benefits, vacation or other form of remuneration;

(iv)

a relocation of the Executive’s principal place of employment outside the Greater Vancouver Regional District;

(v)

the Corporation taking any action to deprive e the Executive of any material fringe benefit not mentioned above and enjoyed by him imediately prior to the Control Change, or the Corporation failing to increase or improve such material fringe benefit on a basis consistent with increases or improvements granted to the Corporation’s other management personnel;

(vi)

any breach by the Corporation of any provision of this Agreement;

(vii)

failure by the Corporation to obtain, in form satisfactory to the Executive, an effective assumption of its obligations hereunder by any successor to the Corporation; or

(viii)

any action or event that would constitute a constructive dismissal of Executive at common law.

( c)

“Severance Package” means the amount described in paragraph 4.2(d)

(d)

If an Event of Termination occurs, the Executive may elect to terminate his employment under this Agreement, provided that he notifies the Corporation of such election within one (1) month after the Event of Termination. Insuch circumstances, the Executive’s employment with the corporation will terminate and the the Corporation shall provide him with his Severance Package, within X (x) calendar days of the Corporation receiving such notice.

Section 4.4

Mitigation

The Executive shall not be required to mitigate the amount of any payments or the entitlement to any benefits provided for under Section 4.2(d) of this Agreement by seeking other employment nor shall any payment or benefit provided for in such Section be reduced by any compensation or remuneration and/or benefits earned by the Executive as a result of employment by another employer or the rendering of services after the date of termination.

Section 4.5

Effect of Termination

(i)  Subject to Section 4.5(ii), Upon termination of his employment for any reason whatsoever, the Executive shall thereupon be deemed to have immediately resigned any position the Executive may have as an officer, director  or employee of the Corporation together with any other office, position or directorship which the Executive may hold with any of the Corporation’s affiliates. In such event, the Executive shall, at the request of the Corporation, forthwith execute any and all documents appropriate to evidence such resignations.  The Executive shall not be entitled to any payments in respect of such resignations in addition to those provided for herein.

(ii) Section 4.5(1) does not apply with respect to the Executive's position as a director of the Corporation unless the PTL Secured Convertible Debenture subscribed to in September 2006 have matured or been retired. Until such time, the Executive shall be entitled to remain as a director of the Corporation.

Section 4.6

Payment Upon Termination

Notwithstanding Sections 4.2, the Executive shall not receive less than that which he is entitled to upon a termination of employment in accordance with applicable employment standards legislation.  The payments referred to in Paragraph 4.2 are inclusive of any termination and/or severance payments that may be required under employment standards legislation and have been agreed upon with reference to the Executive’s length of service with the Corporation.

Section 4.7

Release

The Executive agrees that payment by the Corporation of the amounts set out in Subsection 4.2(d) shall be in full and final settlement of any and all actions, causes of actions, suits, claims, demands and entitlements whatsoever which the Executive has or may have against the Corporation, its affiliates and any of their respective directors, officers, employees, representatives, successors and assigns arising out f his hiring, his employment and the termination of his employment or this Agreement.

Section 4.8

Suspension or Termination of Benefits and Compensation

In the event that the Corporation determines that, without the express written consent of the Corporation, the Executive has breached any provisions of Article 5, 6, 7, 8 or 9 of this Agreement, the Corporation shall have the right to suspend or terminate any or all remaining payments and/or benefits, if any, referenced in Sections 4.2 of this Agreement.  Such suspension or termination of payments and/or benefits shall be in addition to and shall not limit any and all other rights and remedies as set out in Section 10.2 of this Agreement that the Corporation may have against the Executive.

ARTICLE 5 – CONFIDENTIAL INFORMATION

Section 5.1

Confidentiality

(1)

During the term of this Agreement and following the termination thereof, the Executive shall not use, divulge, diffuse, sell, transfer, give, circulate, or otherwise distribute to any Entity whatsoever or whomsoever, or otherwise make public, any Confidential Information.

(2)

Notwithstanding any provision of this Agreement to the contrary, the Executive shall have the right to use Confidential Information in relation to the performance of his duties, in which event, the Executive shall, at all times, take all reasonable measures in order to prevent the disclosure or non-authorized use of such Confidential Information.

(3)

Except when authorized in accordance with the performance of his duties, under no circumstances shall the Executive reproduce any Confidential Information without the prior written consent of the Corporation.  All reproductions of Confidential Information shall be governed by this Agreement and shall be treated as Confidential Information hereunder.

(4)

The Executive shall not publish or release or allow the publication or release of any material containing Confidential Information without the prior written consent of the Corporation.

(5)

The Executive shall not install, copy or receive any Confidential Information into his own or any other computer or computer system not owned and controlled by the Corporation, without the express written permission of the Corporation.  Where an Executive has received permission from the Corporation to so install, copy or receive Confidential Information, the Executive shall be solely responsible to the Corporation for the security of such Confidential Information and shall follow any and all directions given by the Corporation.

Section 5.2

Corporation Property

Confidential Information (including any reproduction thereof) shall remain the sole property of the Corporation and shall be returned to the Corporation immediately upon request or upon the termination of the Executive’s employment, for any reason.

ARTICLE 6 - NON-SOLICITATION

Section 6.1

Non-Solicitation of Customers or Employees

The Executive shall not, during the term of this Agreement and for a period of twelve (12) months following the termination of his employment, for any reason, on his own behalf or on behalf of or in connection with any other Entity, without the prior written consent of the Corporation, directly or indirectly, in any capacity whatsoever, alone through or in connection with any Entity:

(a)

canvass or solicit the business of (or procure or assist the canvassing or soliciting of the business of) any Customer or Prospective Customer or customer of the Corporation’s affiliates, or otherwise solicit, induce or encourage any Customer or Prospective Customer or customer of the Corporation’s affiliates to cease to engage the services of the Corporation or its affiliates, for any purpose which is competitive with the Business; or

(b)

accept (or procure or assist the acceptance of) any business from any Customer or Prospective Customer or customer of the Corporation’s affiliates which business is competitive with the Business; or

(c)

supply (or procure or assist the supply of) any goods or services to any Customer or Prospective Customer or customer of the Corporation’s affiliates for any purpose which is competitive with the Business; or

(d)

employ, engage, offer employment or engagement to or solicit the employment or engagement of or otherwise entice away from or solicit, induce or encourage to leave the employment or engagement of the Corporation or any of its affiliates, any individual who is employed or engaged by the Corporation or any of its affiliates whether or not such individual would commit any breach of his/her contract or terms of employment or engagement by leaving the employ or the engagement of the Corporation or any of its affiliates; or

(e)

procure or assist any Entity to employ, engage, offer employment or engagement or solicit the employment or engagement of any individual who is employed or engaged by the Corporation or any of its affiliates or otherwise entice away from the employment or engagement of the Corporation or any of its affiliates any such individual.

ARTICLE 7 – NON-DISPARAGEMENT

Section 7.1

Non-Disparagement

The Executive covenants and agrees that he shall not engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumours, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Corporation, its affiliates or its and their management.

ARTICLE 8 - INTELLECTUAL PROPERTY

Section 8.1

Ownership of Intellectual Property

(1)

All rights, titles and interests in or to the Developments shall vest and are owned exclusively by the Corporation immediately on its creation and regardless of the stage of its completion.  The Executive irrevocably grants, transfers and assigns to the Corporation all of his right, title and interest, if any, in any and all Developments, including rights to translation and reproductions in all forms or formats and all Intellectual Property Rights thereto, if any, and he agrees that the Corporation may copyright said materials in the Corporation’s name and secure renewal, reissues and extensions of such copyrights for such periods of time as the law may permit.

(2)

At all times hereafter, the Executive agrees promptly to disclose to the Corporation all Developments, to execute separate written transfers or assignments to the Corporation at the Corporation’s request, and to assist the Corporation in obtaining any Intellectual Property Right in Canada, the United States and in any other countries, on any Developments granted, transferred or assigned to the Corporation that the Corporation, in its sole discretion, seeks to register.  The Executive also agrees to sign all documents, and do all things necessary to obtain such Intellectual Property Rights, to further assign them to the Corporation, and to reasonably protect the Corporation against infringement by other parties at the Corporation’s expense with the Corporation’s prior written approval.

(3)

The Executive shall keep complete, accurate, and authentic information and records on all Developments in the manner and form reasonably requested by the Corporation.  Such information and records, and all copies thereof, shall be the property of Corporation as to any Developments assigned to the Corporation.  The Executive agrees to promptly surrender such information and records at the request of the Corporation.  All these materials will be Confidential Information upon their creation.

Section 8.2

Moral Rights

The Executive hereby irrevocably waives, in favour of the Corporation, its successors, assigns and nominees, all moral rights arising under the Copyright Act (Canada) as amended (or any successor legislation of similar effect) or similar legislation in any applicable jurisdiction, or at common law, to the full extent that such rights may be waived in each respective jurisdiction, that the Executive may have now or in the future with respect to the Developments.

ARTICLE 9 – RECOGNITION

Section 9.1

Recognition

(1)

The Executive expressly recognizes that Articles 5, 6, 7, 8 and 9 of this Agreement are of the essence of this Agreement.

(2)

The Executive further recognizes and expressly acknowledges that: (i) the application of the Articles 5, 6, 7, 8 and 9 of this Agreement will not have the effect of prohibiting him from earning a living in a satisfactory manner in the event of the termination of his employment and of this Agreement, and (ii) the Corporation would be subject to an irreparable prejudice should one or several of the said Articles be infringed, or should the Executive be in breach of any of his obligations thereunder.

(3)

The Executive further recognizes and expressly acknowledges that the Articles 5, 6, 7, 8 and 9 of this Agreement grant to the Corporation only such reasonable protection as is admittedly necessary to preserve the legitimate interests of the Corporation and the Executive equally recognizes, in this respect, that the description of the Business is reasonable.

Section 9.2

Remedies

The Executive hereby recognizes and expressly acknowledges that the Corporation would be subject to irreparable harm should any of the provisions of Article 5, 6, 7, 8 or 9 of this Agreement be infringed, or should any of the Executive’s obligations thereunder be breached by the Executive, and that damages alone will be an inadequate remedy for any breach or violation thereof and that the Corporation, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including temporary or permanent injunction, to restrain such breach.

ARTICLE 10 – CONFLICTING OBLIGATIONS

Section 10.1

No Conflicting Obligations

The Executive represents and warrants to the Corporation that:

(a)

there exists no agreement or contract and he is not subject to any obligation, which restricts him from (i) being employed by the Corporation; or (ii) from performing the duties assigned to him pursuant to this Agreement; or (iii) from soliciting the clients or customers of a third party; or (iv) from using information within his knowledge or control which may be useful in the performance of his duties for the Corporation;

(b)

in the performance of his duties for the Corporation, he shall not improperly bring to the Corporation or use any trade secrets, confidential information or other proprietary information of any third party; and

(c)

he will not infringe the intellectual property rights of any third party.

Section 10.2

Indemnity

The Executive acknowledges that the Corporation has relied upon the representations outlined in Section 11.1, above.  The Executive agrees to indemnify and hold the Corporation, its directors, officers, employees, agents and/or consultants harmless against any and all claims, liabilities, losses, damages, costs, fees and/or expenses including reasonable legal fees incurred by the Corporation, its directors, officers, employees, agents and/or consultants by reason of an alleged violation by the Executive of any of the representations contained in Section 11.1 of this Agreement.

ARTICLE 11 - GENERAL

Section 11.1

Notice Provisions

Except as otherwise expressly provided herein, all notices relating to this Agreement shall be in writing and either delivered by hand, courier service or facsimile transmission and addressed as follows:

The Executive:

Tom Gill

xxxx

xxxx

The Corporation:

Moventis Capital, Inc.

Suite 304, 1959 – 152nd Street

White Rock, BC Canada V4A 9P3

Attention:

CEO

Any address referred to in this Section 12.1 may be changed by notice given in accordance with the provisions of this Section.  Any notice which is delivered by hand, courier service or facsimile transmission shall be effective when delivered.

Section 11.2

Entire Agreement

This Agreement contains the entire agreement between the Corporation and the Executive and supersedes all previous negotiations, understandings and agreements whether verbal or written, with respect to the terms and conditions of employment between the Corporation and the Executive.

Section 11.3

Survival

It is expressly agreed by the parties hereto that the provisions of Articles 5, 6, 7, 8, 9, 10, 11 and 12 of this Agreement shall survive the termination of this Agreement and the termination of the Executive’s employment, for any reason.

Section 11.4

Privacy

The Executive acknowledges and agrees that the Corporation has the right to collect, use and disclose his personal information for purposes reasonably relating to his employment with the Corporation, as set out in the Corporation’s privacy policy.

Section 11.5

Governing Law and Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia. The Corporation and the Executive unconditionally and irrevocably (i) consent to the exclusive jurisdiction of the courts located in British Columbia and (ii) waive any objection with respect thereto, for the purpose of any action, suit or proceedings arising out of this Agreement or the transactions contemplated hereby; provided, however, that any judgment issued by such courts may be enforced in any court of competent jurisdiction wherever located.

Section 11.6

Successors and Assigns

This Agreement may not be assigned by the Executive.  This Agreement and the rights and obligations hereunder may, without the further express consent of the Executive, be assigned by the Corporation to any Entity which succeeds to all or substantially all of the business, assets or property of the Corporation.

Section 11.7

Execution of Further Documents

The Corporation and Executive agree that they shall, from time to time and at all times, do all such further acts and execute and deliver all such further documents and assurances as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

Section 11.8

Amendments and Waivers

No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the Executive and the Corporation.  No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly the party to be bound thereby.

Section 11.9

Severability

In the event that any provision or any part of any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by a court, this Agreement shall be construed as not containing such provision or part of such provision and the invalidity of such provision or such part shall not affect the validity of any other provision or the remainder of such provision hereof.  All other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

Section 11.10  Legal Advice

The Executive acknowledges that he has been afforded the opportunity to obtain independent legal advice with respect to this Agreement and that he fully understands the nature and consequences of this Agreement.

The Corporation will pay all reasonable charges for legal services provided to the Executive to negotiate, draft and finalize the terms of this Agreement.

Section 11.11  Currency

All amounts expressed herein are in United States dollars unless otherwise noted and all payments hereunder are subject to all applicable and required deductions.

Section 11.12  Preamble/Recital

The Executive and the Corporation acknowledge and agree that the provisions contained in the preamble/recital section of this Agreement shall form part of this Agreement and may be relied upon by either party.

Section 11.13  Counterparts

This Agreement may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the Effective Date first above written.

MOVENTIS CAPITAL, INC.
Per:
Authorized Signatory

SIGNED, SEALED AND DELIVERED by the Executive in the presence of:	) ) ) )
Witness	) )	TOM GILL
Address	) )
) )
Occupation	)